December 16, 2014

MWI Veterinary Supply Co. 3041 W. Pasadena Drive Boise, ID 83705 Attention:Mary Pat Thompson SVP of Finance & Administration	Wells Fargo Bank, N.A. MAC U1858-032 877 West Main Street, Suite 300 Boise, ID 83702 Attention: Linda K. Armstrong VP/Senior Relationship Manager

Bank of America, N.A.

WA2-141-05-34

601 W. Riverside

Spokane WA  99201

Attention:Bradley C. Ruland

SVP/Senior Credit Products Officer

Re:$230,000,000 Senior Credit Facility

Dear Messrs. and Mesdames:

Reference is made to that certain Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of October 2, 2014, among MWI Veterinary Supply Co., an Idaho corporation (the “Borrower”), MWI Veterinary Supply, Inc., a Delaware corporation (the “Parent”), Memorial Pet  Care, Inc., an Idaho corporation (“Memorial”), Bank of America, N.A., a national banking association (“Bank of America”), Wells Fargo Bank, N.A., a national banking association (“Wells Fargo” and together with Bank of America and each other lender from time to time party thereto, collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer.    Capitalized terms not otherwise defined in this letter shall have the meanings given in the Credit Agreement.

Section 7.03 of the Credit Agreement provides that the Indebtedness of Centaur Services Limited evidenced by that certain Sterling Revolving Credit Facility dated November 5, 2010 between Wells Fargo Bank, National Association, London Branch and Centaur Services Limited, as amended by Deed of First Amendment dated March 15, 2013 (“Sterling Revolving Credit Facility”), in an amount not to exceed £20,000,000, may remain outstanding only through December 31, 2014 and that all commitments under the Sterling Revolving Credit Facility shall be terminated on or before such date.

The Borrower has requested that the Lenders (1) extend the date that the Sterling Revolving Credit Facility may remain outstanding from December 31, 2014 to March 31, 2015 and (2) adjust the commitment fee specified in Section 2.09(a) of the Credit Agreement, which the Lenders have agreed to do on the terms and conditions of this letter.

Subject to the terms and conditions of this letter, the Borrower, the Parent,  Memorial, the Lenders, the Administrative Agent and the L/C Issuer hereby agree (1) that Sterling Revolving Credit Facility, in an amount not to exceed £20,000,000, may remain outstanding through March 31, 2015 and that all commitments under the Sterling Revolving Credit Facility shall be terminated on or before such date and (2) for purposes of calculating the commitment fee specified in Section 2.09(a) of the Credit Agreement, from October 2, 2014 through the date on which the Sterling Revolving Credit Facility is terminated,  the amount of the Aggregate Commitments any day shall be deemed to be an amount equal to the actual amount of the Aggregate Commitments on such day minus $30,000,000.

MWI Veterinary Supply Co.

December 16, 2014

Except as expressly modified by this letter, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  The execution and delivery by the Lenders of this letter agreement shall not be deemed to create a course of dealing or otherwise obligate the Lenders to execute similar letter agreements under the same or similar circumstances in the future.

This letter shall become effective when the Borrower, the Parent, Memorial, the Lenders, the Administrative Agent and the L/C Issuer shall have signed this letter where indicated on the attached page and returned its signature page to the Administrative Agent; provided that each such Person signs this letter and returns its signature page to the Administrative Agent not later than 5:00 p.m. (Pacific time) on December 17, 2014.  This letter comprises the entire agreement of the Borrower, the Parent, Memorial, the Lenders, the Administrative Agent and the L/C Issuer with respect to the subject matter hereof and supersedes all prior oral or written agreements or waivers.  This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Idaho.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an originally executed signature page or pages hereto, a counterpart signature page, or a copy thereof delivered by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”), shall be as effective as delivery of a manually signed counterpart of this letter agreement.

Sincerely,

BANK OF AMERICA, N.A.

By: /s/ Dora. A. Brown

Name: Dora A. Brown

Title: Vice President

MWI Veterinary Supply Co.

December 16, 2014

The undersigned hereby agree to the terms and conditions of the set forth in the foregoing letter agreement.

MWI VETERINARY SUPPLY CO.

By: /s/ Mary Pat Thompson

Name: Mary Pat Thompson

Title: SVP of Finance & Administration

MWI VETERINARY SUPPLY, INC.

By: /s/ Mary Pat Thompson

Name: Mary Pat Thompson

Title: SVP of Finance & Administration

MEMORIAL PET CARE, INC.

By: /s/ Mary Pat Thompson

Name: Mary Pat Thompson

Title: SVP of Finance & Administration

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Brad Rudland

Name: Brad Rudland

Title: SVP

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Linda K. Armstrong

Name: Linda K. Armstrong

Title: VP/ Senior Relationship Manager